UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2015

LIVEWIRE ERGOGENICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54588	26-1212244
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24845 Corbit Place, Yorba Linda, CA 92887

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (714) 940-0155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2015, Brad Nichols submitted his resignation as an executive officer and a director of the Board of Directors (the “Board”) of Livewire Ergogenics, Inc. (“Livewire” or the “Company”), effective upon acceptance by the Board Therefore, effective as of the Board’s acceptance of his resignation on March 2, 2015, Mr. Nichols is no longer a member of the Board or any of its committees.

As a result of the resignation of Mr. Nichols, the Board will consist of one director. The Board does not intend to appoint new directors to replace Mr. Nichols, and has determined that the Board will consist of one director going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS, INC

Date: March 2, 2015	By:	/s/ Bill Hodson
Bill Hodson Chief Executive Officer

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